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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2001

CERUS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-21937 (Commission File No.)	68-0262011 (IRS Employer Identification No.)

2411 Stanwell Dr.
Concord, California 94520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (925) 288-6000

Item 5. Other Events.

    On May 14, 2001, Cerus Corporation completed a private placement of 1,000,000 newly issued shares of its common stock to an institutional investor at a purchase price of $52.00 per share, and in a separate transaction on May 17, 2001, Cerus completed a private placement of 500,000 newly issued shares of its common stock to Baxter International Inc. and Subsidiaries Pension Trust at a purchase price of $52.00 per share. A press release announcing the closing of the transactions is filed as Exhibit 99.1 hereto.

Item 7. Exhibits.

99.1	Press Release, dated May 17, 2001, entitled "Cerus Announces Private Placements Totaling $78 Million."

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CERUS CORPORATION
Dated: May 17, 2001	By:	/s/ Gregory W. Schafer Gregory W. Schafer Vice President, Finance and Chief Financial Officer

2

INDEX TO EXHIBITS

99.1	Press Release, dated May 17, 2001, entitled "Cerus Announces Private Placements Totaling $78 Million."

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURE